UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2016

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2016, the Board of Directors of AvalonBay Communities, Inc. voted to appoint Richard J. Lieb to the Board of Directors, effective September 13, 2016.  Since July 1, 2016, Mr. Lieb has been a Senior Advisor of Greenhill & Co., LLC, a publicly traded investment bank.  Mr. Lieb previously served Greenhill in a variety of senior positions, most recently as a Managing Director and head of Greenhill’s Real Estate, Gaming and Lodging Group.  Mr. Lieb was also Greenhill’s Chief Financial Officer from 2008 to 2012 and a member of the firm’s Management Committee from 2008 to 2015.  Prior to joining Greenhill in 2005, Mr. Lieb spent more than 20 years with Goldman, Sachs & Co., where he headed its Real Estate Investment Banking Department from 2000 to 2005.  Since February 2016, Mr. Lieb has also served as a director of CBL & Associates Properties, Inc., a publicly traded REIT focused on retail malls.

Greenhill & Co., LLC was a financial advisor to AvalonBay in connection with AvalonBay’s February 2013 acquisition of a portfolio of assets from Archstone Communities.  AvalonBay has paid no other fees to Greenhill & Co., LLC since such time.  The Company’s Board has determined that Mr. Lieb will be considered an independent director as of January 1, 2017.    Mr. Lieb has not been assigned to any Board committees at this time.  A press release announcing his appointment is attached as Exhibit 99.1.

Mr. Lieb will receive a grant of restricted stock (or, if timely elected, restricted stock units) on October 12, 2016 (his 30th day of service on the Board) consisting of a number of shares with a value equal to $88,328 based on the closing price of the Company’s common stock on the New York Stock Exchange on that date, to be awarded under a restricted stock or restricted stock unit agreement in substantially the same form used for current non-employee directors of the Company.  This amount represents a pro rata portion of the annual retainer paid to other non-employee directors following the 2016 Annual Meeting of Stockholders.  Such shares or units will vest in three equal installments on December 1, 2016, March 1, 2017, and May 18, 2017 (or, if earlier, the day prior to the 2017 Annual Meeting).  Mr. Lieb will also receive a payment of $15,192 in cash (or, if timely elected, restricted stock units) on December 1, 2016, representing a pro rata portion of the quarterly payment made to other non-employee directors.  Thereafter, Mr. Lieb will receive the same compensation as other non-employee directors, including quarterly payments of $17,500 in cash or, if timely elected, restricted stock units on the same schedule as other directors.

In connection with Mr. Lieb’s appointment to the Board of Directors, the Company anticipates that it will enter into an Indemnification Agreement with Mr. Lieb in substantially the same form previously filed with respect to other directors as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

In connection with this appointment, the Board of Directors also changed the size of the Board from nine to ten directors.

ITEM 9.01           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated July 18, 2016. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

July 18, 2016

	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 18, 2016